EXHIBIT 99.03

Southern Company

Significant Factors Impacting EPS

	3 Months Ended June			Year-to-Date June
	2007	2006	Change	2007	2006	Change

Consolidated Earnings–As Reported	$0.57	$0.52	$0.05	$1.02	$0.87	$0.15
(See Notes)
Significant Factors:
Traditional Operating Companies			0.03			0.09
Southern Power			0.01			0.03
Synthetic Fuels			0.02			0.05
Leasing			0.00			(0.02)
Parent Company and Other			0.00			0.01
Additional Shares			(0.01)			(0.01)
Total–As Reported			0.05			0.15

	3 Months Ended June			Year-to-Date June
	2007	2006	Change	2007	2006	Change

Consolidated Earnings–Excluding Synfuels	$0.55	$0.52	$0.03	$0.97	$0.87	$0.10
(See Notes)
Total–As Reported			0.57			1.02
Less: Synthetic Fuels			(0.02)			(0.05)
Total–Excluding Synthetic Fuels			$0.55			$0.97

Notes

- For the second quarter and year-to-date 2007, diluted earnings per share was 1 cent per share.

- Tax credits associated with Southern Company's synthetic fuel investments expire on December 31, 2007 and will not contribute to Southern Company's earnings and earnings per share after 2007.

- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.